Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated as of October 2, 2010 by and among MICROSEMI CORPORATION, a Delaware corporation (“Parent”), ARTFUL ACQUISITION CORP., a California corporation and wholly-owned subsidiary of Parent (“Purchaser”), and certain shareholders of ACTEL CORPORATION, a California corporation (the “Company”), listed on Annex I (each, a “Shareholder”).

RECITALS

WHEREAS, as of the date hereof, each Shareholder listed on Annex I is the holder of the number of Company Shares set forth opposite such Shareholder’s name (all such directly or indirectly owned Company Shares that are outstanding as of the date hereof, together with any Company Shares that are hereafter issued to or otherwise acquired or owned by any Shareholder prior to the termination of this Agreement (including pursuant to the ESPP, any exercise of Company Stock Options, Company RSUs and Company SARs, acquisition by purchase, or stock dividend, distribution, split-up, recapitalization, combination or similar transaction, the “Subject Shares”));

WHEREAS, as a condition to their willingness to enter into the Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof among Parent, Purchaser and the Company, Parent and Purchaser have required that each Shareholder, and in order to induce Parent and Purchaser to enter into the Merger Agreement, each Shareholder has agreed to, enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement, and the other definitional and interpretative provisions set forth in Sections 1.1 and 10.9 of the Merger Agreement shall apply hereto as if such provisions were set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO TENDER

Section 1.1 Agreement to Tender.

(a) Except as otherwise provided in Section 1.1(b) below and provided that this Agreement has not been terminated pursuant to Section 5.3, each Shareholder shall validly tender or cause to be tendered in the Offer all of such Shareholder’s Subject Shares pursuant to and in accordance with the terms of the Offer. As promptly as practicable after receipt by such Shareholder of all documents or instruments required to be delivered pursuant to the terms of the Offer, including but not limited to the letter of transmittal, and in any event on or before the tenth (10th) business day prior to the Expiration Date, or if any Subject Share is acquired after the commencement of the Offer, on or before the later of (x) the fifth (5th) business day after such acquisition or (y) the tenth (10th) business day prior to the Expiration Date, but in any event prior to the Expiration Date, each Shareholder shall (i) deliver to the depositary designated in the Offer (the “Depositary”) (A) a letter of transmittal with respect to its Subject Shares complying with the terms of the Offer, (B) a certificate or certificates representing such Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) in the case of a book-entry transfer of any uncertificated Subject Shares and (C) all other documents or instruments required to be delivered by other shareholders of the Company pursuant to the terms of the Offer, and/or (ii) instruct its broker or such other person that is the holder of record of any Subject Shares beneficially owned by such Shareholder to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. Each Shareholder agrees that once its Subject Shares are tendered, such Shareholder will not withdraw any of such Subject Shares from the Offer, unless and until this Agreement shall have been terminated in accordance with Section 5.3 or unless otherwise instructed by Parent.

(b) Notwithstanding the foregoing, if so instructed in writing by Parent, each Shareholder shall not tender in the Offer up to twenty-five percent (25%) of the number of Subject Shares listed opposite the name of the Shareholder on Annex I, or if such Shareholder shall have previously tendered such Shareholder’s Subject Shares, such Shareholder shall take all necessary action to withdraw a sufficient number of Subject Shares from the Offer such that on the applicable Expiration Date such Shareholder shall remain the owner of twenty-five percent (25%) of the number of Subject Shares listed opposite the name of the Shareholder on Annex I or to withdraw such lesser number as may be instructed by Parent.

(c) Each Shareholder hereby acknowledges and agrees that (i) the obligation of Purchaser to accept for payment and pay for any Company Shares in the Offer, including any Subject Shares, shall be subject to the terms and conditions of the Offer, and (ii) any Subject Shares retained by the Shareholder pursuant to the terms of Section 1.1(b) above, withdrawn from the Offer pursuant to Section 1.1(b) above or not purchased in the Offer in the event that Purchaser reduces the number of Company Shares sought in the Offer pursuant to Section 1.1(e)(ii) of the Merger Agreement shall in all cases remain subject to the terms of this Agreement, including the voting obligations contemplated by Article IV hereof.

(d) Each Shareholder agrees that, without the prior written consent of Purchaser, such Shareholder shall not exercise any Company Stock Options or Company SARs held by such Shareholder during the pendency of the Offer.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder represents and warrants to Parent and Purchaser as to itself, severally and not jointly, that:

Section 2.1 Authorization; Binding Agreement. If such Shareholder is not a natural person, such Shareholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Shareholder. If such Shareholder is a natural person, the execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby are within his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar applicable Law, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.2 Non-Contravention. The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Shareholder is not a natural person, violate any certificate of incorporation, bylaws or other organizational documents of such Shareholder, (ii) violate any applicable Law applicable to such Shareholder, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder is entitled under any provision of any material agreement or material permit binding on such Shareholder, or (iv) result in the imposition of any Lien on any asset of such Shareholder (including Subject Shares), except in the case of each of clauses (iii) or (iv) such as, individually or in the aggregate, would not prevent or materially delay such Shareholder’s ability to perform its obligations hereunder. No governmental licenses, authorizations, permits, consents or approvals are required in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby, except for applicable requirements, if any, under the Exchange Act and any other applicable international or U.S. state or federal securities laws and for such licenses, authorizations, permits, consents or approvals the absence of which, individually or in the aggregate, would not prevent or materially delay such Shareholder’s ability to perform its obligations hereunder.

Section 2.3 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Shareholder, threatened against or otherwise affecting, such Shareholder or any of its properties or assets (including such Shareholder’s Subject Shares) that could reasonably be expected to impair in any material respect the ability of such Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 2.4 Ownership of Subject Shares; Total Shares. Such Shareholder is the record or beneficial owner of its Subject Shares and, as of the date of Purchaser’s acceptance of the Subject Shares in the Offer, such Shareholder will have good, valid and marketable title to the Subject Shares, in each case, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided hereunder or described in Annex I or pursuant to any applicable restrictions on transfer under the Securities Act. As of the date hereof, such Shareholder does not own, beneficially or otherwise, any Company Securities other than (x) as set forth opposite such Shareholder’s name in Annex I and (y) the Company Stock Options, Company RSUs and Company SARs set forth opposite such Shareholder’s name on Section 4.3(f) of the Disclosure Schedules.

Section 2.5 Voting Power. Such Shareholder has full voting power, with respect to its Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of its Subject Shares. None of such Shareholder’s Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such shares, except as provided hereunder.

Section 2.6 Finder’s Fees. Except as provided in the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company or any Company Subsidiary in connection with the transactions contemplated by the Merger Agreement or this Agreement based solely upon any arrangement or agreement made by or on behalf of such Shareholder.

Section 2.7 Reliance by Parent. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to the Shareholders as follows:

Section 3.1 Authorization; Binding Agreement. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively, and the execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within Parent’s and Purchaser’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Purchaser. This Agreement constitutes a valid and binding agreement of Parent and Purchaser enforceable against Parent and Purchase in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar applicable Law, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.2 Non-Contravention. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any certificate of incorporation, bylaws or other organizational documents of Parent or Purchaser, (ii) violate any applicable Law applicable to Parent or Purchaser, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent or Purchaser are entitled under any provision of any material agreement or material permit binding on Parent or Purchaser or (iv) result in the imposition of any Lien on any asset of Parent or Purchaser, except in the case of each of clauses (iii) or (iv) such as, individually or in the aggregate, would not prevent or materially delay Parent’s or Purchaser’s ability to perform its obligations hereunder. No governmental licenses, authorizations, permits, consents or approvals are required in connection with the execution and delivery of this Agreement by Parent and Purchaser or the consummation by Parent and Purchaser of the transactions contemplated hereby, except for applicable requirements, if any, under the Exchange Act and any other applicable international or U.S. state or federal securities laws and for such licenses, authorizations, permits, consents or approvals the absence of which, individually or in the aggregate, would not prevent or materially delay Parent’s or Purchaser’s ability to perform its obligations hereunder.

ARTICLE IV

ADDITIONAL COVENANTS OF THE SHAREHOLDERS

Subject to Section 5.13, each Shareholder hereby covenants and agrees as to itself, severally and not jointly, that, until the Termination Date:

Section 4.1 Voting of Subject Shares. At every meeting of the shareholders of the Company called, and at every adjournment or postponement thereof, such Shareholder shall, or shall cause the holder of record on any applicable record date to, vote its Subject Shares (to the extent that any of such Shareholder’s Subject Shares are retained by such Shareholder in accordance with Parent’s instructions pursuant to the terms of Section 1.1(b), withdrawn from the Offer in accordance with Parent’s instructions pursuant to the terms of Section 1.1(b) or not purchased in the Offer) (i) in favor of the approval of the principal terms of the Merger, (ii) against (A) any agreement or arrangement related to any Acquisition Proposal, or (B) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any Company Subsidiary, or (C) any other proposal or transaction the approval of which is intended or could reasonably be expected to impede, interfere with, prevent, postpone, discourage, frustrate or materially delay the Offer or the Merger, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement, which is considered at any such meeting of shareholders, and in connection therewith to execute any documents reasonably requested by Parent which are necessary or appropriate in order to effectuate the foregoing; provided, that nothing herein shall limit the ability of such Shareholder to vote its Subject Shares in its sole discretion on any matters other than the matters set forth in this Section 4.1 that may be submitted to a shareholder vote, consent or other approval.

Section 4.2 Irrevocable Proxy. In order to secure the performance of such Shareholder’s obligations under this Agreement, by entering into this Agreement, such Shareholder hereby irrevocably grants a proxy appointing each executive officer of Purchaser as such Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in its name, to vote, express consent or dissent, or otherwise to utilize such voting power, in each case, in the manner contemplated by Section 4.1. Such Shareholder hereby further affirms that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement and that such irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 5.13. Such Shareholder hereby further acknowledges that such irrevocable proxy is granted in consideration of Parent and Purchaser entering into the Merger Agreement. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done pursuant to the terms hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705(e) of the CGCL. The proxy granted by such Shareholder pursuant to this Section 4.2 shall automatically terminate, without any notice or other action by any person, upon termination of this Agreement in accordance with its terms. Such Shareholder hereby revokes any and all previous proxies granted with respect to its Subject Shares. If any Shareholder is the beneficial owner, but not the record owner, of any of the Subject Shares, such Shareholder shall cause the record owner thereof to execute and grant an irrevocable proxy conforming to the above provisions of this Section 4.2.

Section 4.3 No Transfers; No Inconsistent Arrangements.

(a) Except as provided hereunder or under the Merger Agreement (including pursuant to either the Offer or the Merger), such Shareholder shall not, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to or permit any such transfer of, any or all of its Subject Shares, or any interest therein, or create, agree to create or permit to exist any Lien, other than any restrictions imposed by applicable Law or pursuant to this Agreement, on any such Subject Shares, (ii) enter into any Contract with respect to any transfer of such Subject Shares or any interest therein, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to such Subject Shares, (iv) deposit or permit the deposit of such Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Shares or (v) take, agree to take or permit any other action that would in any way restrict, limit or interfere with the performance of its obligations under this Agreement or the transactions contemplated hereby or otherwise make any representation or warranty of each Shareholder herein untrue or incorrect.

(b) Section 4.3(a) shall not prohibit a transfer of Subject Shares by the Shareholder to (i) any family member or trust for the benefit of any family member of (ii) any affiliate, stockholder, member or partner of any Shareholder which is an entity, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent, reasonably satisfactory in form and substance to Parent, memorializing such agreement.

(c) Any attempted transfer of Subject Shares, or any interest therein, in violation of this Section 4.3 shall be null and void. In furtherance of this Agreement, such Shareholder shall and hereby does authorize the Company to notify the Company’s transfer agent that there is a stop transfer restriction with respect to all of its Subject Shares (and that this Agreement places limits on the voting and transfer of its Subject Shares); provided, that any such stop transfer restriction shall terminate automatically, without any notice or other action by any person, upon the termination of this Agreement in accordance with Section 5.3 and, upon such event, Parent and the Company shall promptly notify the Company’s transfer agent of such termination.

Section 4.4 No Exercise of Appraisal Rights. Provided that the Merger is consummated in compliance with the terms of the Merger Agreement, that the consideration offered pursuant to the Merger in the Offer is not less than $20.88 (as adjusted pursuant to Section 2.1(h) of the Merger Agreement) and that this Agreement has not been terminated pursuant to Section 5.13, such Shareholder agrees not to exercise any appraisal rights or dissenters’ rights in respect of its Subject Shares which may arise with respect to the Merger.

Section 4.5 [Intentionally Omitted]

Section 4.6 Documentation and Information. Such Shareholder (i) subject to reasonable prior notice to such Shareholder, consents to and authorizes the publication and disclosure by Parent of its identity and holding of Subject Shares, the nature of its commitments and obligations under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, the Offer Documents, or any other disclosure document in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement and (ii) agrees promptly to give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Such Shareholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.7 Public Statement. Such Shareholder shall not issue any press release or make any other public statement with respect to this Agreement, the Offer, the Merger Agreement or any transactions contemplated thereby without the prior consent of Parent and the Company, except as may be required by applicable Law.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent or Purchaser:

Microsemi Corporation

2381 Morse Avenue

Irvine, CA 92614

Facsimile No.: 949-756-0308

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Facsimile No: 650-473-2601

Attention: Warren Lazarow, Esq.

if to any Shareholder, to it at that address specified on Annex I, with copies to the persons identified therein,

with a copy (which shall not constitute notice) to the Company:

Actel Corporation

2061 Stierlin Court

Mountain View, CA 94043-4655

Facsimile No.: 650-318-2444

Attention: Maurice E. Carson, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Facsimile No: 650-493-6811

Attention: Robert Latta, Esq.

and a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Street, Spear Tower

San Francisco, CA 94105

Facsimile No: 415-947-2099

Attention: Robert Ishii, Esq.

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day.

Section 5.2 Further Assurances.

(a) Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements and other instruments as Parent or Purchaser may reasonably request to carry out the transactions expressly set forth in this Agreement.

(b) Parent and Purchaser shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents and other instruments as any other party may reasonably request to carry out the transactions contemplated by this Agreement.

Section 5.3 Termination. This Agreement shall terminate automatically, without any notice or other action by any person, upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the mutual written consent of the parties hereto, (iv) any material amendment to the Merger Agreement that is adverse to the Shareholder, including any decrease in (except for an adjustment pursuant to Section 2.1(h) of the Merger Agreement), or change in form of, the merger consideration, and (v) the Outside Date (as defined in the Merger Agreement as in effect on the date hereof). The date of any termination of this Agreement in accordance with this Section 5.3 shall be referred to herein as the “Termination Date.” Notwithstanding the foregoing, nothing set forth in this Section 5.3 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

Section 5.4 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 5.5 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.6 Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that each of Parent and Purchaser may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more direct or indirect wholly owned subsidiaries of Parent at any time; provided, that such transfer or assignment shall not relieve Parent or Purchaser of any of its obligations hereunder.

Section 5.7 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law; provided, that the laws of the State of California shall govern with respect to California corporate law issues. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Delaware Courts of Chancery, or if no such state court has proper jurisdiction, then the Federal courts located in the State of Delaware (collectively, the “Delaware Courts”). The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

Section 5.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this.

Section 5.9 Counterparts. This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

Section 5.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12 Specific Performance. The parties hereto agree that each of Parent and Purchaser would be irreparably damaged if for any reason any Shareholder fails to perform any of its obligations under this Agreement, and that each of Parent and Purchaser would not have an adequate remedy at law for money damages in such event. Accordingly, each of Parent and Purchaser shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.13 Shareholder Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require any Shareholder to attempt to) limit, restrict or otherwise affect any Shareholder who is a director or officer of the Company or any of the Company Subsidiaries from acting in such capacity (it being understood that this Agreement shall apply to each Shareholder solely in each Shareholder’s capacity as a holder of the Subject Shares) or from fulfilling the obligations and responsibilities of such office (including the performance of obligations required by the fiduciary obligations and responsibilities under applicable Law of such Shareholder acting solely in his or her capacity as a director or officer).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MICROSEMI CORPORATION

By	/S/ JAMES J. PETERSON
Name:	James J. Peterson
Title:	President and Chief Executive Officer

ARTFUL ACQUISITION CORP.

By	/S/ JAMES J. PETERSON
Name:	James J. Peterson
Title:	President and Chief Executive Officer

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ MAURICE E. CARSON
MAURICE E. CARSON

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ JOHN C. EAST
JOHN C. EAST

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ ANTHONY FARINARO
ANTHONY FARINARO

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ JAMES R. FIEBIGER
JAMES R. FIEBIGER

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ ESMAT Z. HAMDY
ESMAT Z. HAMDY

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ JACOB S. JACOBSSON
JACOB S. JACOBSSON

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ JAY A. LEGENHAUSEN
JAY A. LEGENHAUSEN

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ PATRICK W. LITTLE
PATRICK W. LITTLE

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ BARBARA L. MCARTHUR
BARBARA L. McARTHUR

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ J. DANIEL MCCRANIE
J. DANIEL McCRANIE

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ FARES N. MUBARAK
FARES N. MUBARAK

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ ROBERT G. SPENCER
ROBERT G. SPENCER

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ DAVID L. VAN DE HEY
DAVID L. VAN DE HEY

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

/S/ ERIC J. ZAHLER
ERIC J. ZAHLER

[Signature Page to Tender and Support Agreement]

SHAREHOLDERS

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

By: Ramius Value and Opportunity Advisors, LLC, its investment manager

By:	/S/ OWEN S. LITTMAN
Owen S. Littman, Authorized Signatory

RAMIUS OPTIMUM INVESTMENTS LLC

By: Ramius Advisors, LLC, its investment manager

By:	/S/ OWEN S. LITTMAN
Owen S. Littman, Authorized Signatory

RCG PB, LTD

By: Ramius Advisors, LLC, its investment manager

By:	/S/ OWEN S. LITTMAN
Owen S. Littman, Authorized Signatory

RAMIUS NAVIGATION MASTER FUND LTD

By:	Ramius Advisors, LLC, its investment manager

By:	/S/ OWEN S. LITTMAN
Owen S. Littman, Authorized Signatory

/S/ JEFFREY C. SMITH
JEFFREY C. SMITH

[Signature Page to Tender and Support Agreement]

ANNEX I

Shareholder/Address*	Subject Shares
John C. East	76,935
James R. Fiebiger	500
Jacob S. Jacobsson	—
Patrick W. Little	—
J. Daniel McCranie	—
Jeffrey C. Smith	—
Robert G. Spencer	7,666
Eric J. Zahler	2,000
Maurice E. Carson	1,083
Esmat Z. Hamdy	58,988
Jay A. Legenhausen	1,285
Fares N. Mubarak	25,852
Anthony Farinaro	36,403
Barbara L. McArthur	50,163
David L. Van De Hey	—
Ramius Navigation Master Fund Ltd**	300,483
RCG PB, Ltd**	943,515
Ramius Optimum Investments LLC**	31,947
Ramius Value and Opportunity Master Fund Ltd**	1,211,614

*	Unless otherwise noted, the address of each shareholder is 2061 Stierlin Court, Mountain View, California 94043-4655.
**	Subject Shares are subject to the Settlement Agreement, dated as of March 9, 2010, by and among Actel Corporation and the entities and natural persons listed on Schedule A thereto and their affiliates.